Exhibit 10.4

SECURED NON-REVOLVING LINE OF CREDIT

LOAN AGREEMENT AMENDMENT

This Secured Non-Revolving Line of Credit Loan Agreement Amendment (the “Amendment”) is made and entered into as of the latest date noted on the signature lines below, but is made effective retroactively as of September 24, 2024 (the “Amendment Effective Date”), and amends that certain Secured Non-Revolving Line of Credit Loan Agreement (the “Agreement”), with an effective date of March 28, 2024, between Loop Media, Inc., a Nevada corporation (the “Borrower”) and Excel Family Partners, LLLP (the “Lender”). Each of the Borrower and Lender is a “Party” to this Amendment and together are “Parties.” Terms used herein but not otherwise defined herein have the meaning given to such terms in the Agreement.

WHEREAS, the Parties have agreed that the Agreement should be amended to extend the Line of Credit Maturity Date by twelve (12) months, from one hundred eighty (180) days from the Effective Date of the Agreement to one hundred eighty (180) days plus twelve (12) months from the Effective Date of the Agreement, or to September 24, 2025.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender agree as follows:

1.	Extension of Line of Credit Maturity Date.

Section I – Definitions and Interpretation – 1.1 Terms Defined – “Line of Credit Maturity Date” in the Agreement is hereby removed and replaced in its entirety by the following:

“Line of Credit Maturity Date – One hundred eighty (180) days plus twelve (12) months from the Effective Date, or September 24, 2025.”

2.	Miscellaneous.

(a)	Governing Law. This Amendment will be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule.

(b)	Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)	Entire Agreement. This Amendment, together with the Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subject therein and herein. Except as amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and this Amendment shall be governed by and subject to the terms of each of the Agreement, as amended hereby. In the event of any inconsistency between this Amendment and the Agreement, the provisions of this Amendment will control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the Amendment Effective Date.

BORROWER:

LOOP MEDIA, INC.

By:	/s/ Ari Olgun
Name:	Ari Olgun
Title:	Interim Chief Financial Officer
Date:	December 3, 2024

LENDER:

EXCEL FAMILY PARTNERS, LLLP
(Full Legal Name)

By:	Fortress Holdings, LLC, its General Partner

By:	/s/ Bruce A. Cassidy, Sr.
Name:	Bruce A. Cassidy, Sr.
Title:	Manager
Date:	December 3, 2024

Address:	Excel Family Partners, LLLP
103 Plaza Drive, Suite B
St. Clairsville, Ohio 43950
Email:

(Signature page to Secured Non-Revolving Line of Credit Loan Agreement Amendment)